As filed with the Securities and
Exchange Commission on October 23, 1996            Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             GEOSCIENCE CORPORATION
             (Exact name of registrant as specified in its charter)

              Nevada                                        76-0497775
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                        10500 Westoffice Drive, Suite 200
                            Houston, Texas 77042-5391
          (Address, including zip code, of Principal Executive Offices)


                             GEOSCIENCE CORPORATION

                           1996 EQUITY INCENTIVE PLAN

                            (Full title of the plan)


                                J. Rankin Tippins
                  Vice President, General Counsel and Secretary
                             GeoScience Corporation
                        10500 Westoffice Drive, Suite 200
                            Houston, Texas 77042-5391
                                 (713) 785-7790
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  --------------------------------------------


                                    copy to:

                                 Thomas P. Mason
                             Andrews & Kurth L.L.P.
                            4200 Texas Commerce Tower
                                   600 Travis
                              Houston, Texas 77002
                                 (713) 220-4200

                  --------------------------------------------


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                                         Proposed
                                                                      Proposed           Maximum
                                                    Amount            Maximum           Aggregate          Amount of
                                                     to be         Offering Price        Offering         Registration
   Title of Securities to be Registered (1)       registered       Per Share (2)        Price (2)             Fee
   ----------------------------------------     ---------------  ------------------  ---------------   ------------------

Common Stock, $0.01 per share                      1,500,000          $10.9375         $16,406,250           $4,952
=============================================== ===============  ==================  ================  ==================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices per Common Unit for October 17, 1996 on the New York Stock Exchange as reported in The Wall Street Journal on October 18, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          GeoScience Corporation (the "Company") hereby incorporates by reference the following documents listed below. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") (prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

          (a) The Company's prospectus filed pursuant to 424(b) under the Securities Act of 1933, as amended (the "Securities Act") contained in the Registration Statement on Form S-1 (Reg. No. 333-2986) filed with the Securities and Exchange Commission (the "Commission") on March 25, 1996.

          (b) The Company's quarterly report on Form 10-Q for the period ended June 30, 1996.

          (c) The description of the Common Stock (the "Common Stock") contained in the Company's Registration Statement on Form 8-A (No. 0-28422) which was filed with the Commission on May 2, 1996 pursuant to Section 12 of the Exchange Act, as amended by Amendment No. 1 on the Form 8-A/A filed on May 10, 1996.


ITEM 4.  DESCRIPTION OF SECURITIES.

          The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          Nevada's Private Corporation Law (the "NPCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to (x) any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation and (y) any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The NPCL also permits the Company to purchase and maintain insurance on behalf of the Company's directors and officers against any liability arising out of their status as such, whether or not the Company would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

          The Company's Articles of Incorporation ("Articles") and Bylaws provide that the Company shall, to the fullest extent not prohibited by applicable law, indemnify any director or officer of the Company in connection with certain actions, suits or proceedings, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred. The Company is also required to pay any expenses incurred by a director or officer in defending such an action, in advance of the final disposition of such action. The Company's Articles and Bylaws further provide that, by resolution of the Board of Directors, such benefits may be extended to employees, agents or other representatives of the Company. In addition, the Company's Articles and Bylaws provide that all rights to indemnification and advancement of expenses are deemed to arise out of a contract between the Company and each person to be indemnified which may be evidenced by a separate contract between the Company and each such person.

          The NPCL provides that a corporation's articles of incorporation may contain a provision which eliminates or limits the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that such a provision must not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of illegal distributions. The Company's Articles include a provision eliminating the personal liability of directors for breach of fiduciary duty except that such provision will not eliminate or limit any liability which may not be so eliminated or limited under applicable law.

          The Company's Bylaws provide that the Company may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents or any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the NPCL.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  The information required by Item 7 is not applicable to this Registration Statement.


ITEM 8.  EXHIBITS.


Exhibit
Number            Description


   4.1+ Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form S-1 (No. 333-2986)).


   4.2+ Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Form S-1 (No. 333-2986)).

   4.3+ GeoScience Corporation 1996 Equity Incentive Plan incorporated by reference to Exhibit 10.1 to the Company's Form S-1 (No. 333-2986)).

   5.1            Opinion of Andrews & Kurth L.L.P.

   23.1           Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

   23.2           Consent of Price Waterhouse LLP

   24.1           Power of Attorney (included in signature page).

--------------------
+  Incorporated herein by reference.

ITEM 9.   UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10
                  (a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of October, 1996.

                                               GEOSCIENCE CORPORATION



                                               By:   /s/ Richard F. Miles
                                                     Richard F. Miles,
                                                     President


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of GeoScience Corporation (the "Company"), hereby constitutes and appoints Wendell W. Gamel and J. Rankin Tippins, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                          Title                              Date



  /s/ Wendell W. Gamel                        Chairman of the Board of Directors                  October 16, 1996
  --------------------------------------
  Wendell W. Gamel


  /s/ Richard F. Miles                        President (principal executive                      October 16, 1996
  --------------------------------------      officer) and Director
  Richard F. Miles



  /s/ Ray F. Thompson                         Vice President, Chief Financial                     October 16, 1996
  --------------------------------------      Officer (principal financial and
  Ray F. Thompson                             accounting officer) and Director



  /s/ J. Rankin Tippins                       Vice President, General Counsel,                    October 16, 1996
  --------------------------------------      Secretary and Director
  J. Rankin Tippins


  /s/ W. L. Creech                            Director                                            October 16 , 1996
  --------------------------------------
  W. L. Creech


  /s/ Michael C. Forrest                      Director                                            October 16, 1996
  --------------------------------------
  Michael C. Forrest


  /s/ Christopher C. Kraft, Jr.               Director                                            October 16, 1996
  --------------------------------------
  Christopher C. Kraft, Jr.


  /s/ Edward R. Prince, Jr.                   Director                                            October 16, 1996
  --------------------------------------
  Edward R. Prince, Jr.



                                   SIGNATURES

        The Plan. Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee (which administers the subject plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston State of Texas, on October 16, 1996.


                                   GeoScience Corporation
                                   1996 Equity Incentive Plan




                                   By:   /s/ W. L. Creech
                                         -----------------------------------
                                         W. L. Creech
                                         Chairman, Compensation Committee

                                  EXHIBIT INDEX

  Exhibit
  Number
  ------

  4.1+ Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form S-1 (No. 333-2986)).


  4.2+ Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Form S-1 (No. 333-2986)).

  4.3+ GeoScience Corporation 1996 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Form S-1 (No. 333-2986)).

   5.1     Opinion of Andrews & Kurth L.L.P.

  23.1     Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

  23.2     Consent of Price Waterhouse LLP

  24.1     Power of Attorney (included in signature page).

  -------------------------------
  +  Incorporated herein by reference.